18 E. Dover Street
Easton, Maryland 21601
Phone (410) 763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2025 First Quarter Results
Easton, Maryland (April 29, 2025) – Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank”) reported net income for the first quarter of 2025 of $13.8 million, or $0.41 per diluted common share, compared to net income of $13.3 million, or $0.40 per diluted common share, for the fourth quarter of 2024, and net income of $8.2 million, or $0.25 per diluted common share, for the first quarter of 2024.
First Quarter 2025 Highlights
•Improved Return on Average Assets (“ROAA”) – The Company reported ROAA of 0.91% for the first quarter of 2025, compared to 0.86% for the fourth quarter of 2024 and 0.57% for the first quarter of 2024. Non-U.S. generally accepted accounting principles (“GAAP”) ROAA(1) was 1.00% for the first quarter of 2025, compared to 0.94% for the fourth quarter of 2024 and first quarter of 2024.
•Increased Net Interest Income (“NII”) and Net Interest Margin (“NIM”) – NII for the first quarter of 2025 increased $2.0 million to $46.0 million from $44.0 million for the fourth quarter of 2024. NIM increased 21 basis points (“bps”) to 3.24% during the first quarter of 2025 from 3.03% in the fourth quarter of 2024. Core NIM increased for the comparable periods from 2.85% to 3.02%. Excluding accretion interest, loan yields increased 17 bps and funding costs decreased 10 bps, for the comparable periods. Interest expense for the first quarter of 2025 decreased $2.4 million when compared to the fourth quarter of 2024. All products repriced at favorable rates, and were partially offset by the seasonal run off of municipal deposits. NII and NIM were $41.1 million and 3.08%, respectively, for the first quarter of 2024.
•Net Income growth – Net income for the first quarter of 2025 increased $482 thousand to $13.8 million from $13.3 million in the fourth quarter of 2024. Net income increased due primarily to higher net interest income, which was partially offset by lower non-interest income due to lower mortgage banking activity and the absence of the one-time gain on sale of other assets in the fourth quarter of 2024. Net income for the first quarter of 2024 was $8.2 million.
•Stable Asset Quality – Nonperforming assets to total assets were 0.31% for the first quarter of 2025, a decrease from 0.40% for the fourth quarter of 2024 and an increase from 0.28% for the first quarter of 2024. Classified assets to total assets were 0.36% in the first quarter of 2025, a decrease when compared to 0.45% for the fourth quarter of 2024 and an increase when compared to 0.26% for the first quarter of 2024. The allowance for credit losses (“ACL”) was $58.0 million at March 31, 2025 compared to $57.9 million at December 31, 2024 and $57.3 million at March 31, 2024. The ACL as a percentage of loans remained flat at 1.21% at March 31, 2025, compared to December 31 and decreased compared to 1.23% at March 31, 2024.
•Improved Operating Leverage – The efficiency ratio for the first quarter of 2025 was 63.64% when compared to 64.21% in the fourth quarter of 2024 and 76.93% for the first quarter of 2024. The non-GAAP efficiency ratio(1), which excludes amortization, was 59.76% for the first quarter of 2025, compared to 60.28% for the fourth quarter of 2024 and 62.37% for the first quarter of 2024.
“Shore Bank had a good start to 2025 with record net interest income and stable expenses driving improvements in our net interest margin, return on assets and operating leverage,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares. “Funding costs have trended lower and are expected to decline further as higher-cost seasonal municipal deposits roll off. Asset yields are expected to continue to increase as loans and securities reprice higher. We remain committed to disciplined expense management to drive sustained improvements in operating efficiency.
“We are also pleased to welcome Charlie Cullum to our executive leadership team as Chief Financial Officer,” continued Mr. Burke. “His extensive experience and financial expertise will be a valuable asset to our organization. We also extend our sincere appreciation to Todd Capitani for his outstanding service, exceptional leadership, and unwavering commitment over the years. We wish him the best in his well-earned retirement and future pursuits.”
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Balance Sheet Review
Total assets were $6.18 billion at March 31, 2025, a decrease of $54.2 million, or 0.9%, when compared to $6.23 billion at December 31, 2024. The aggregate decrease was primarily due to the decrease of cash and cash equivalents of $70.8 million and investments held to maturity of $11.5 million, partially offset by an increase of investment securities available for sale of $29.9 million.
The Company’s tangible common equity ratio at March 31, 2025 was 7.46%, compared to 7.17% at December 31, 2024. The Company’s Tier 1 and Total Risk-Based Capital Ratios at March 31, 2025 were 10.37% and 12.52%, respectively. The Bank’s Tier 1 and Total Risk-Based Capital Ratios at March 31, 2025 were 11.09% and 12.33%, respectively. Non-owner occupied commercial real estate (“CRE”) loans as a percentage of the Bank’s Tier 1 Capital + ACL at March 31, 2025 and December 31, 2024 were $2.12 billion or 357.37%, and $2.08 billion or 359.52%, respectively. Non-owner occupied construction loans as a percentage of the Bank’s Tier 1 Capital + ACL at March 31, 2025 and December 31, 2024 were $365.7 million or 61.69%, and $336.0 million or 57.99%, respectively.
CRE loans at March 31, 2025 were $2.54 billion compared to $2.56 billion at December 31, 2024. The following table provides the stratification of the classes of CRE loans at March 31, 2025.

	March 31, 2025
	Owner Occupied			Non-Owner Occupied
($ in thousands)	Average LTV(1)	Average Loan Size	Loan Balance(2)	Average LTV(1)	Average Loan Size	Loan Balance(2)
Office, medical	44.65%	$598	$32,316	51.79%	$1,900	$104,520
Office, govt. or govt. contractor	50.74	627	5,015	56.58	2,919	49,622
Office, other	49.13	496	96,259	48.37	1,296	213,758
Office, total	48.27	522	133,590	49.00	1,017	367,900
Retail	50.23	605	62,905	49.60	2,413	456,056
Multi-family (5+ units)	—	—	—	55.69	2,303	271,812
Motel/hotel	—	—	—	44.11	4,092	196,400
Industrial/warehouse	48.54	655	97,645	48.56	1,502	208,714
Marine/boat slips	29.66	1,470	44,109	39.71	2,222	15,553
Restaurant	49.03	1,017	60,018	47.97	1,033	46,470
Church	34.81	894	63,500	13.48	2,408	2,408
Other	41.69	1,006	244,340	54.00	609	553,407
Total CRE loans, gross(3)	44.36	774	$706,107	51.28	1,251	$2,118,720
(1)Loan-to-value (“LTV”) is determined based on latest available appraisal against current bank owned principal. Loans without an updated appraisal utilized the original transaction value.
(2)Loan balance includes deferred fees and costs.
(3)CRE loans include land and construction.
The Bank’s office CRE loan portfolio, which includes owner occupied and non-owner occupied CRE loans, was $501.5 million, or     10.5% of total loans at March 31, 2025. The Bank’s office CRE loan portfolio included medical tenants of $136.8 million, or 27.3% of the total office CRE loan portfolio, at March 31, 2025. The Bank’s office CRE loan portfolio also included government or government contractor tenants of $54.6 million, or 10.9% of the total office CRE loan portfolio for the same period. At March 31, 2025, the average loan debt-service coverage ratio was 1.8x and the average LTV was 49.00%.
There were 493 loans in the office CRE portfolio with an average loan size of $1.0 million and median loan size of $388 thousand. LTV estimates for the office CRE portfolio at March 31, 2025 are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range ($ in thousands)	Loan Count	Loan Balance	% of Office CRE
Less than or equal to 50%	244	$180,087	35.9%
50%-60%	74	114,897	22.9
60%-70%	92	120,333	24.0
70%-80%	70	75,618	15.1
Greater than 80%	13	10,555	2.1
Grand total	493	$501,490	100.0%

The Bank had 18 office CRE loans with balances greater than $5.0 million, totaling $163.6 million at March 31, 2025, compared to 18 office CRE loans totaling $164.5 million at December 31, 2024. The decrease in this portfolio segment was the result of normal amortization. Of the office CRE portfolio balance, 74.3% was secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 97.1% was secured by properties with five stories or less. Of the office CRE loans, $2.2 million were classified as special mention or substandard at March 31, 2025. The Bank did not have any charge-offs related to the office CRE portfolio during 2025.
At March 31, 2025 and December 31, 2024, nonperforming assets were $18.9 million, or 0.3% of total assets, and $24.8 million, or 0.4% of total assets, respectively. The balance of nonperforming assets decreased $5.9 million, primarily due to a commercial real estate nonaccrual loan and a decrease in repossessed marine assets of $886 thousand. When comparing March 31, 2025 to March 31, 2024, nonperforming assets increased $2.5 million, primarily due to an increase in nonaccrual loans of $2.6 million and an increase in repossessed marine loans of $584 thousand.
Total deposits decreased $68.0 million, or 1.2%, to $5.46 billion at March 31, 2025 when compared to December 31, 2024. The decrease in total deposits was primarily due to a decrease in interest-bearing checking deposits of $125.6 million, partially offset by an increase in time deposits of $60.8 million. The decrease in interest-bearing deposits was primarily driven by seasonal municipal run-offs of deposits. The yield on interest-bearing deposits was 2.94% at March 31, 2025 compared to 3.12% at December 31, 2024.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances and brokered deposits was $5.51 billion at March 31, 2025, compared to $5.58 billion at December 31, 2024. The Bank had a $50.0 million FHLB advance at March 31, 2025 and December 31, 2024. The advance consisted of an 18-month Bermuda Convertible note of $50.0 million. The Bank had zero brokered deposits at March 31, 2025 and December 31, 2024. Total reciprocal deposits were $1.46 billion at March 31, 2025 and $1.65 billion at December 31, 2024.
The Bank’s uninsured deposits were $940.6 million, or 17.2% of total deposits, at March 31, 2025. The Bank’s uninsured deposits, excluding deposits secured with pledged collateral, were $775.6 million, or 14.2%, for same period. At March 31, 2025, the Bank had approximately $1.35 billion of available liquidity, including $389.0 million in cash and cash equivalents, $959.5 million in secured borrowing capacity at the FHLB and other correspondent banks and $95.0 million in unsecured lines of credit.
Total stockholders’ equity increased $11.4 million, or 2.1%, when compared to December 31, 2024, primarily due to current year earnings and a decrease in accumulated other comprehensive losses, partially offset by cash dividends paid. As of March 31, 2025, the ratio of total equity to total assets was 8.94% and the ratio of total tangible equity to total tangible assets(1) was 7.46%, compared to 8.68% and 7.17%, respectively, at December 31, 2024.

(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Review of Quarterly Financial Results
Net interest income was $46.0 million for the first quarter of 2025, compared to $44.0 million for the fourth quarter of 2024 and $41.1 million for the first quarter of 2024. The increase in net interest income when compared to the fourth quarter of 2024 was primarily due to an increase in interest income on loans of $219 thousand, an increase in interest on investment securities of $168 thousand and a decrease in interest expense on deposits of $2.3 million, partially offset by a decrease in interest on deposits at other banks of $728 thousand. The increase in net interest income of $4.9 million when compared to the first quarter of 2024 was primarily due to an increase in interest on deposits at other banks of $2.4 million, an increase in interest and fees on loans of $1.9 million and an increase in interest on investment securities of $582 thousand.
The Company’s NIM increased to 3.24% for the first quarter of 2025 from 3.03% for the fourth quarter of 2024, primarily due to higher core interest income. Core NIM increased for the comparable periods from 2.85% to 3.02%. Excluding accretion interest, loan yields increased 17 bps and funding costs decreased 10 bps, for the comparable periods. Interest expense for the first quarter of 2025 decreased $2.4 million when compared to the fourth quarter of 2024. All products repriced at favorable rates, and were partially offset by the seasonal run off of municipal deposits. The Company’s NIM increased to 3.24% for the first quarter of 2025 from 3.08% for the first quarter of 2024. The Company’s interest-earning asset yields increased to 5.35% for the first quarter of 2025 from 5.32% for the first quarter of 2024, while the cost of funds decreased 11 bps to 2.20% from 2.31% for the same periods.
The provision for credit losses was $1.0 million for the three months ended March 31, 2025. The comparable amounts were $780 thousand for the three months ended December 31, 2024 and $407 thousand for the three months ended March 31, 2024. The increase in the provision for credit losses for the first quarter of 2025 compared to the fourth quarter of 2024 was due higher reserves related to growth in the construction to permanent loan portfolio partially offset by improved economic outlook. Coverage ratios remained flat at 1.21% at March 31, 2025 from December 31, 2024, and decreased from 1.23% at March 31, 2024. Net charge-offs decreased to $554 thousand for the first quarter of 2025 compared $1.3 million for the fourth quarter of 2024 and $565 thousand for the first quarter of 2024.
Total noninterest income for the first quarter of 2025 was $7.0 million, a decrease of $1.9 million from $8.9 million for the fourth quarter of 2024, and an increase of $436 thousand from $6.6 million for the first quarter of 2024. When comparing the first quarter of 2025 to the fourth quarter of 2024, the decrease in noninterest income was primarily due to lower other noninterest income of $847 thousand resulting from the absence of the gain on sale of other assets held for sale recognized in the fourth quarter of 2024 and a decrease in mortgage banking revenue of $531 thousand, driven by decreased mortgage servicing activity primarily related to prepayments. When comparing the first quarter of 2025 to the first quarter of 2024, the increase in noninterest income was primarily due to an increase in mortgage banking activity, driven by increased mortgage servicing activity and lower prepayment rates.
Total noninterest expense of $33.7 million for the first quarter of 2025 decreased $196 thousand compared to the fourth quarter of 2024 expense of $33.9 million, and decreased $3.0 million compared to the first quarter of 2024 expense of $36.7 million. The decrease from the fourth quarter of 2024 was primarily due to lower salaries and employee benefit expenses. The decrease from the first quarter of 2024 was primarily due to the absence of the losses related to the credit card fraud incident in the first quarter of 2024, partially offset by higher salaries and benefits expense and software and data processing costs.
The efficiency ratio for the first quarter of 2025 when compared to the fourth quarter of 2024 and the first quarter of 2024 was 63.64%, 64.21% and 76.93%, respectively. Non-GAAP efficiency ratios(1) for the same periods were 59.76%, 60.28% and 62.37%, respectively. The net operating expense ratio, which is noninterest expense less noninterest income divided by average assets, for the first quarter of 2025 was 1.77%, compared to 1.62% and 2.10% for the fourth quarter of 2024 and the first quarter of 2024, respectively. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity, was 1.65% for the first quarter of 2025, compared to 1.50% and 1.62% for the fourth quarter of 2024 and the first quarter of 2024, respectively.
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: general economic conditions, (including the interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation/deflation and supply chain issues), whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans; adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; the ability to effectively manage the information technology systems, including third-party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches, and risk related to the development and use of artificial intelligence; the ability to develop and use technologies to provide products and services that will satisfy customer demands; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, which could lead to restrictions on activities of banks generally, or our subsidiary bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products; changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet; our liquidity requirements could be adversely affected by changes in our assets and liabilities; our ability to prudently manage our growth and execute our strategy; impairment of our goodwill and intangible assets; competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the growth and profitability of noninterest or fee income being less than expected; the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry; the effect of any change in federal government enforcement of federal laws affecting the cannabis industry; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the U.S. Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board and other regulatory agencies; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the impact of governmental efforts to restructure or adjust the U.S. financial regulatory system; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; the impact of recent or future changes in Federal Deposit Insurance Corporation (the “FDIC”) insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; he effect of fiscal and governmental policies of the U.S. federal government; climate change and other catastrophic events or disasters; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts of terrorism, and/or military conflicts, which could impact business and economic conditions in the United States and abroad; and other factors that may affect our future results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s 2024 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (https://www.sec.gov).
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: Charles S. Cullum, Executive Vice President, and Chief Financial Officer, (410) 260-2042

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited)

						Q1 2025 vs.		Q1 2025 vs.
($ in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2024		Q1 2024
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$46,110	$44,093	$43,345	$42,222	$41,214	4.6%		11.9%
Less: Taxable-equivalent adjustment	81	82	82	82	79	(1.2)		2.5
Net interest income	46,029	44,011	43,263	42,140	41,135	4.6		11.9
Provision for credit losses	1,028	780	1,470	2,081	407	31.8		152.6
Noninterest income	7,003	8,853	7,287	8,440	6,567	(20.9)		6.6
Noninterest expense	33,747	33,943	34,114	33,499	36,698	(0.6)		(8.0)
Income before income taxes	18,257	18,141	14,966	15,000	10,597	0.6		72.3
Income tax expense	4,493	4,859	3,777	3,766	2,413	(7.5)		86.2
Net income	$13,764	$13,282	$11,189	$11,234	$8,184	3.6		68.2

Return on average assets	0.91%	0.86%	0.77%	0.77%	0.57%	5	bp	34	bp
Return on average assets excluding amortization of intangibles and fraud losses – non-GAAP(1)	1.00	0.94	0.90	0.91	0.94	6		6
Return on average equity	10.20	9.82	8.41	8.70	6.38	38		382
Return on average tangible equity – non-GAAP(1)	13.74	13.37	12.37	12.85	13.39	37		35
Interest rate spread	2.30	2.02	2.06	2.11	2.34	28		(4)
Net interest margin	3.24	3.03	3.17	3.11	3.08	21		16
Efficiency ratio – GAAP	63.64	64.21	67.49	66.23	76.93	(57)		(1,329)
Efficiency ratio – non-GAAP(1)	59.76	60.28	62.10	61.05	62.37	(52)		(261)
Noninterest income to average assets	0.46	0.57	0.50	0.58	0.46	(11)		—
Noninterest expense to average assets	2.23	2.19	2.34	2.31	2.56	4		(33)
Net operating expense to average assets – GAAP	1.77	1.62	1.84	1.73	2.10	15		(33)
Net operating expense to average assets – non-GAAP(1)	1.65	1.50	1.65	1.55	1.62	15		3

PER SHARE DATA
Basic net income per common share	$0.41	$0.40	$0.34	$0.34	$0.25	2.5%		64.0%
Diluted net income per common share	0.41	0.40	0.34	0.34	0.25	2.5		64.0
Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	16.55	16.23	16.00	15.74	15.51	2.0		6.7
Tangible book value per common share at period end – non-GAAP(1)	13.58	13.19	12.88	12.54	12.24	3.0		11.0
Common share market value at period end	13.54	15.85	13.99	11.45	11.50	(14.6)		17.7
Common share intraday price:
High	$17.24	$17.61	$14.99	$11.90	$14.38	(2.1)%		19.9%
Low	13.15	13.21	11.03	10.06	10.56	(0.5)		24.5
____________________________________
(1)See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q1 2025 vs.	Q1 2025 vs.
($ in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2024	Q1 2024
AVERAGE BALANCE SHEET DATA
Loans	$4,784,991	$4,796,245	$4,734,001	$4,706,510	$4,655,183	(0.2)%	2.8%
Investment securities	664,655	655,610	656,375	706,079	655,323	1.4	1.4
Earning assets	5,768,080	5,798,454	5,435,311	5,459,961	5,387,782	(0.5)	7.1
Assets	6,129,241	6,163,497	5,810,492	5,839,328	5,774,824	(0.6)	6.1
Deposits	5,417,514	5,461,583	5,086,348	5,064,974	5,142,658	(0.8)	5.3
FHLB advances	50,000	50,000	83,500	143,769	4,000	—	1150.0
Subordinated debt & TRUPS	73,840	73,578	72,946	72,680	72,418	0.4	2.0
Stockholders’ equity	547,443	538,184	529,155	519,478	515,976	1.7	6.1

CREDIT QUALITY DATA
Net charge-offs	$554	$1,333	$1,379	$886	$565	(58.4)%	(2.0)%

Nonaccrual loans	$15,402	$21,008	$14,844	$14,837	$12,776	(26.7)%	20.6%
Loans 90 days past due and still accruing	894	294	454	414	1,560	204.1	(42.7)
Other real estate owned and repossessed property	2,608	3,494	485	1,739	2,024	(25.4)	28.9
Total nonperforming assets	$18,904	$24,796	$15,783	$16,990	$16,360	(23.8)	15.6

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q1 2025 vs.		Q1 2025 vs.
($ in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2024		Q1 2024
CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.94%	8.68%	9.01%	8.92%	8.84%	26	bp	10	bp
Period-end tangible equity to tangible assets – non-GAAP(1)	7.46	7.17	7.39	7.23	7.11	29		35

Annualized net charge-offs to average loans	0.05%	0.11%	0.12%	0.08%	0.05%	(6)	bp	—	bp

Allowance for credit losses as a percent of:
Period-end loans	1.21%	1.21%	1.24%	1.24%	1.23%	—	bp	(2)	bp
Nonaccrual loans	376.85	275.66	395.24	394.14	448.78	10,119		(7,193)
Nonperforming assets	307.04	233.55	371.72	344.19	350.46	7,349		(4,342)

As a percent of total loans:
Nonaccrual loans	0.32%	0.44%	0.31%	0.32%	0.27%	(12)	bp	5	bp

As a percent of total loans, other real estate owned and repossessed property:
Nonperforming assets	0.40%	0.52%	0.33%	0.36%	0.35%	(12)	bp	5	bp

As a percent of total assets:
Nonaccrual loans	0.25%	0.34%	0.25%	0.25%	0.22%	(9)	bp	3	bp
Nonperforming assets	0.31	0.40	0.27	0.29	0.28	(9)		3
____________________________________
(1)See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q1 2025 vs.		Q1 2025 vs.
($ in thousands)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2024		Q1 2024
The Company Amounts
Common Tier 1 Capital	$470,223	$458,258	$446,402	$435,238	$421,670	2.61%		11.51%
Tier 1 Capital	500,149	488,105	476,170	464,554	450,907	2.47		10.92
Total Capital	603,928	591,228	579,664	567,680	552,657	2.15		9.28
Risk Weighted Assets	4,823,833	4,852,564	4,816,165	4,803,230	4,729,930	(0.59)		1.99

The Company Ratios
Common Tier 1 Capital to RWA	9.75%	9.44%	9.27%	9.06%	8.91%	31	bp	84	bp
Tier 1 Capital to RWA	10.37	10.06	9.89	9.67	9.53	31		84
Total Capital to RWA	12.52	12.18	12.04	11.82	11.68	34		84
Tier 1 Capital to AA (Leverage)	8.27	8.02	8.31	8.07	7.93	25		34

The Bank Amounts
Common Tier 1 Capital	$534,824	$521,453	$509,511	$501,003	$487,494	2.56%		9.71%
Tier 1 Capital	534,824	521,453	509,511	501,003	487,494	2.56		9.71
Total Capital	594,550	580,706	569,317	560,625	545,922	2.38		8.91
Risk Weighted Assets	4,821,975	4,851,903	4,808,058	4,796,512	4,723,872	(0.62)		2.08

The Bank Ratios
Common Tier 1 Capital to RWA	11.09%	10.75%	10.60%	10.45%	10.32%	34	bp	77	bp
Tier 1 Capital to RWA	11.09	10.75	10.60	10.45	10.32	34		77
Total Capital to RWA	12.33	11.97	11.84	11.69	11.56	36		77
Tier 1 Capital to AA (Leverage)	8.84	8.58	8.90	8.71	8.58	26		26

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

						March 31, 2025
						compared to
($ in thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2024
ASSETS
Cash and due from banks	$46,886	$44,008	$52,363	$50,090	$43,079	6.5%
Interest-bearing deposits with other banks	342,120	415,843	131,258	88,793	71,481	(17.7)
Cash and cash equivalents	389,006	459,851	183,621	138,883	114,560	(15.4)
Investment securities:
Available for sale, at fair value	179,148	149,212	133,339	131,594	179,496	20.1
Held to maturity, net of allowance for credit losses	469,572	481,077	484,583	499,431	503,822	(2.4)
Equity securities, at fair value	5,945	5,814	5,950	5,699	5,681	2.3
Restricted securities, at cost	20,411	20,253	20,253	21,725	17,863	0.8
Loans held for sale, at fair value	15,717	19,606	26,877	27,829	13,767	(19.8)
Loans held for investment	4,777,489	4,771,988	4,733,909	4,705,737	4,648,725	0.1
Less: allowance for credit losses	(58,042)	(57,910)	(58,669)	(58,478)	(57,336)	(0.2)
Loans, net	4,719,447	4,714,078	4,675,240	4,647,259	4,591,389	0.1

Premises and equipment, net	81,692	81,806	81,663	82,176	83,084	(0.1)
Goodwill	63,266	63,266	63,266	63,266	63,266	—
Other intangible assets, net	36,033	38,311	40,609	42,945	45,515	(5.9)
Mortgage servicing rights, at fair value	5,535	5,874	5,309	5,995	5,821	(5.8)
Right-of-use assets	11,709	11,385	11,384	11,762	12,153	2.8
Cash surrender value on life insurance	105,040	104,421	103,729	102,969	102,321	0.6
Accrued interest receivable	20,555	19,570	19,992	19,641	19,541	5.0
Deferred income taxes	31,428	31,857	32,191	36,078	38,978	(1.3)
Other assets	22,059	24,382	29,698	26,765	28,447	(9.5)
TOTAL ASSETS	$6,176,563	$6,230,763	$5,917,704	$5,864,017	$5,825,704	(0.9)

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited) - Continued

						March 31, 2025
						compared to
($ in thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2024
LIABILITIES
Deposits:
Noninterest-bearing	$1,565,017	$1,562,815	$1,571,393	$1,587,252	$1,200,680	0.1%
Interest-bearing checking	852,480	978,076	751,533	658,512	1,101,954	(12.8)
Money market and savings	1,800,529	1,805,884	1,634,140	1,689,343	1,712,303	(0.3)
Time deposits	1,242,319	1,181,561	1,268,657	1,213,778	1,169,342	5.1
Total deposits	5,460,345	5,528,336	5,225,723	5,148,885	5,184,279	(1.2)
FHLB advances	50,000	50,000	50,000	81,000	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)	29,926	29,847	29,768	29,316	29,237	0.3
Subordinated debt	44,053	43,870	43,688	43,504	43,322	0.4
Total borrowings	123,979	123,717	123,456	153,820	72,559	0.2
Lease liabilities	12,183	11,844	11,816	12,189	12,552	2.9
Other liabilities	27,586	25,800	23,438	26,340	41,086	6.9
TOTAL LIABILITIES	5,624,093	5,689,697	5,384,433	5,341,234	5,310,476	(1.2)
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share	333	333	333	333	332	—
Additional paid in capital	358,572	358,112	357,580	356,994	356,464	0.1
Retained earnings	199,898	190,166	180,884	173,716	166,490	5.1
Accumulated other comprehensive loss	(6,333)	(7,545)	(5,526)	(8,260)	(8,058)	16.1
TOTAL STOCKHOLDERS’ EQUITY	552,470	541,066	533,271	522,783	515,228	2.1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,176,563	$6,230,763	$5,917,704	$5,864,017	$5,825,704	(0.9)

Period-end common shares outstanding	33,374,265	33,332,177	33,326,772	33,214,522	33,210,522	0.1
Book value per common share	$16.55	$16.23	$16.00	$15.74	$15.51	2.0

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						Q1 2025 vs.	Q1 2025 vs.
						compared to	compared to
(In thousands, except per share and percentage data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2024	Q1 2024
INTEREST INCOME
Interest and fees on loans	$67,647	$67,428	$69,157	$67,292	$65,754	0.3%	2.9%
Interest on investment securities:
Taxable	5,001	4,833	4,962	5,230	4,419	3.5	13.2
Tax-exempt	6	6	6	6	6	—	—
Interest on deposits with other banks	3,409	4,137	564	578	960	(17.6)	255.1
Total interest income	76,063	76,404	74,689	73,106	71,139	(0.5)	6.9

INTEREST EXPENSE
Interest on deposits	28,070	30,363	28,856	27,585	28,497	(7.6)	(1.5)
Interest on short-term borrowings	—	—	491	1,584	56	—	(100.0)
Interest on long-term borrowings	1,964	2,030	2,079	1,797	1,451	(3.3)	35.4
Total interest expense	30,034	32,393	31,426	30,966	30,004	(7.3)	0.1

NET INTEREST INCOME	46,029	44,011	43,263	42,140	41,135	4.6	11.9
Provision for credit losses	1,028	780	1,470	2,081	407	31.8	152.6

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	45,001	43,231	41,793	40,059	40,728	4.1	10.5

NONINTEREST INCOME
Service charges on deposit accounts	1,514	1,606	1,543	1,493	1,507	(5.7)	0.5
Trust and investment fee income	823	857	880	896	734	(4.0)	12.1
Gain on sale of loans held for sale	966	1,221	1,961	1,131	708	(20.9)	36.4
Interchange credits	1,577	1,726	1,711	1,717	1,587	(8.6)	(0.6)
Mortgage banking revenue	274	805	(784)	852	93	(66.0)	194.6
Title Company revenue	117	59	100	165	78	98.3	50.0
Other noninterest income	1,732	2,579	1,876	2,186	1,860	(32.8)	(6.9)
Total noninterest income	$7,003	$8,853	$7,287	$8,440	$6,567	(20.9)	6.6

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited) - Continued

						Q1 2025 vs.	Q1 2025 vs.
						compared to	compared to
(In thousands, except per share and percentage data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2024	Q1 2024
NONINTEREST EXPENSE
Salaries and employee benefits	$16,440	$17,209	$16,523	$16,900	$15,949	(4.5)%	3.1%
Occupancy expense	2,538	2,474	2,384	2,432	2,416	2.6	5.1
Furniture and equipment expense	853	760	876	900	904	12.2	(5.6)
Software and data processing	4,691	4,512	4,419	4,219	4,021	4.0	16.7
Directors’ fees	348	460	443	359	295	(24.4)	18.0
Amortization of other intangible assets	2,278	2,298	2,336	2,569	2,576	(0.9)	(11.6)
FDIC insurance premium expense	1,091	1,013	1,160	1,089	1,150	7.7	(5.1)
Legal and professional fees	1,613	1,521	1,362	1,354	1,599	6.1	0.9
Fraud losses(1)	105	98	673	62	4,502	7.1	(97.7)
Other noninterest expense	3,790	3,598	3,938	3,615	3,286	5.3	15.3
Total noninterest expense	33,747	33,943	34,114	33,499	36,698	(0.6)	(8.0)

Income before income taxes	18,257	18,141	14,966	15,000	10,597	0.6	72.3
Income tax expense	4,493	4,859	3,777	3,766	2,413	(7.5)	86.2
NET INCOME	$13,764	$13,282	$11,189	$11,234	$8,184	3.6	68.2

Weighted average shares outstanding - basic	33,351	33,327	33,318	33,234	33,189	0.1%	0.5%
Weighted average shares outstanding - diluted	33,375	33,364	33,339	33,234	33,191	0.0%	0.6%

Basic net income per common share	$0.41	$0.40	$0.34	$0.34	$0.25	2.5%	64.0%
Diluted net income per common share	$0.41	$0.40	$0.34	$0.34	$0.25	2.5%	64.0%

Dividends paid per common share	$0.12	$0.12	$0.12	$0.12	$0.12	—%	—%
____________________________________
(1)Fraud losses for the third quarter of 2024 and first quarter of 2024 include $337 thousand and $4.3 million in losses related to the one-time online credit card account opening event. The third quarter of 2024 expense of $337 thousand was related to non-recurring data processing charges to close the fraudulent accounts.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	Three Months Ended
	March 31, 2025			March 31, 2024			December 31, 2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,541,527	$35,889	5.73%	$2,518,884	$35,633	5.69%	$2,551,903	$36,036	5.62%
Residential real estate	1,347,035	18,462	5.56	1,276,191	17,241	5.43	1,358,066	18,142	5.31
Construction	352,323	5,526	6.36	300,117	4,404	5.90	336,094	5,304	6.28
Commercial	232,900	3,705	6.45	221,356	4,114	7.48	229,676	3,792	6.57
Consumer	304,520	4,058	5.40	331,178	4,272	5.19	313,686	4,080	5.17
Credit cards	6,686	86	5.22	7,457	167	9.01	6,820	154	8.98
Total loans	4,784,991	67,726	5.74	4,655,183	65,831	5.69	4,796,245	67,508	5.60

Investment securities
Taxable	664,002	5,001	3.01	654,663	4,419	2.70	654,955	4,833	2.95
Tax-exempt(1)	653	8	4.90	660	8	4.85	655	8	4.89
Interest-bearing deposits	318,434	3,409	4.34	77,276	960	5.00	346,599	4,137	4.75
Total earning assets	5,768,080	76,144	5.35	5,387,782	71,218	5.32	5,798,454	76,486	5.25
Cash and due from banks	43,526			49,499			43,444
Other assets	375,929			395,023			380,321
Allowance for credit losses	(58,294)			(57,480)			(58,722)
Total assets	$6,129,241			$5,774,824			$6,163,497

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	Three Months Ended
	March 31, 2025			March 31, 2024			December 31, 2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$859,698	$7,025	3.31%	$1,110,524	$6,362	2.30%	$901,764	$7,898	3.48%
Money market and savings deposits	1,799,707	10,015	2.26	1,669,074	10,160	2.45	1,733,934	10,331	2.37
Time deposits	1,208,250	11,030	3.70	1,179,572	11,724	4.00	1,232,480	12,134	3.92
Brokered deposits	—	—	—	20,465	251	4.93	—	—	—
Interest-bearing deposits(4)	3,867,655	28,070	2.94	3,979,635	28,497	2.88	3,868,178	30,363	3.12
FHLB advances	50,000	598	4.85	4,000	56	5.63	50,000	618	4.92
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”) (4)	73,840	1,366	7.50	72,418	1,451	8.06	73,578	1,412	7.63
Total interest-bearing liabilities	3,991,495	30,034	3.05	4,056,053	30,004	2.98	3,991,756	32,393	3.23
Noninterest-bearing deposits	1,549,859			1,163,023			1,593,405
Accrued expenses and other liabilities	40,444			39,772			40,152
Stockholders’ equity	547,443			515,976			538,184
Total liabilities and stockholders’ equity	$6,129,241			$5,774,824			$6,163,497

Net interest income		$46,110			$41,214			$44,093

Net interest spread			2.30%			2.34%			2.02%
Net interest margin			3.24			3.08			3.03
Cost of funds			2.20			2.31			2.31
Cost of deposits			2.10			2.23			2.21
Cost of debt			6.43			7.93			6.54
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $3.7 million, $4.2 million and $3.2 million of accretion interest on loans for the three months ended March 31, 2025 and 2024, and December 31, 2024, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit discount and amortization of borrowing fair value adjustments. There were $334 thousand, $367 thousand and $412 thousand of amortization of deposits premium, and $232 thousand, $220 thousand, and $232 thousand of amortization of borrowing fair value adjustments for the three months ended March 31, 2025, March 31, 2024 and December 31, 2024, respectively.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited)

($ in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

The following reconciles return on average assets, average equity and return on average tangible equity(1):
Net income	$13,764	$13,282	$11,189	$11,234	$8,184
Net income - annualized (A)	$55,821	$52,839	$44,513	$45,183	$32,916

Net income	$13,764	$13,282	$11,189	$11,234	$8,184
Add: Amortization of other intangible assets, net of tax	1,717	1,683	1,746	1,924	1,989
Add: Credit card fraud losses, net of tax	—	—	252	—	3,339
Less: Sale and fair value of held for sale assets, net of tax	(339)	(329)	—	—	—
Net income, excluding net amortization of other intangible assets, credit card fraud losses and held for sale assets	15,142	14,636	13,187	13,158	13,512
Net income, excluding net amortization of other intangible assets, credit card fraud losses and held for sale assets - annualized (B)	$61,409	$58,226	$52,461	$52,921	$54,345

Return on average assets (GAAP)	0.91%	0.86%	0.77%	0.77%	0.57%
Return on average assets excluding net amortization of other intangible assets, credit card fraud losses and held for sale assets - (non-GAAP)	1.00%	0.94%	0.90%	0.91%	0.94%

Average assets	$6,129,241	$6,163,497	$5,810,492	$5,839,328	$5,774,824

Average stockholders’ equity (C)	$547,443	$538,184	$529,155	$519,478	$515,976
Less: Average goodwill and core deposit intangible	(100,514)	(102,794)	(105,136)	(107,594)	(110,167)
Average tangible equity (D)	$446,929	$435,390	$424,019	$411,884	$405,809

Return on average equity (GAAP) (A)/(C)	10.20%	9.82%	8.41%	8.70%	6.38%
Return on average tangible equity (non-GAAP) (A)/(D)	12.49%	12.14%	10.50%	10.97%	8.11%
Return on average tangible equity (non-GAAP) (B)/(D)	13.74%	13.37%	12.37%	12.85%	13.39%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

($ in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio(2):
Noninterest expense (E)	$33,747	$33,943	$34,114	$33,499	$36,698
Less: Amortization of other intangible assets	(2,278)	(2,298)	(2,336)	(2,569)	(2,576)
Less: Credit card fraud losses	—	—	(337)	—	(4,323)
Adjusted noninterest expense (F)	$31,469	$31,645	$31,441	$30,930	$29,799

Net interest income (G)	$46,029	$44,011	$43,263	$42,140	$41,135
Add: Taxable-equivalent adjustment	81	82	82	82	79
Taxable-equivalent net interest income (H)	$46,110	$44,093	$43,345	$42,222	$41,214

Noninterest income (I)	$7,003	$8,853	$7,287	$8,440	$6,567
Less: Sale and fair value of held for sale assets	(450)	(450)	—	—	—
Adjusted noninterest income (J)	$6,553	$8,403	$7,287	$8,440	$6,567

Efficiency ratio (GAAP) (E)/(G)+(I)	63.64%	64.21%	67.49%	66.23%	76.93%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	59.76%	60.28%	62.10%	61.05%	62.37%

Net operating expense to average assets (GAAP)	1.77%	1.62%	1.84%	1.73%	2.10%
Net operating expense to average assets (Non-GAAP)	1.65%	1.50%	1.65%	1.55%	1.62%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

($ in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

The following reconciles book value per common share and tangible book value per common share(1):
Stockholders’ equity (K)	$552,470	$541,066	$533,271	$522,783	$515,228
Less: Goodwill and core deposit intangible	(99,299)	(101,577)	(103,875)	(106,211)	(108,781)
Tangible equity (L)	$453,171	$439,489	$429,396	$416,572	$406,447

Shares outstanding (M)	33,374	33,332	33,327	33,272	33,211

Book value per common share (GAAP) (K)/(M)	$16.55	$16.23	$16.00	$15.71	$15.51
Tangible book value per common share (non-GAAP) (L)/(M)	$13.58	$13.19	$12.88	$12.52	$12.24

The following reconciles equity to assets and tangible equity to tangible assets(1):
Stockholders’ equity (N)	$552,470	$541,066	$533,271	$522,783	$515,228
Less: Goodwill and core deposit intangible	(99,299)	(101,577)	(103,875)	(106,211)	(108,781)
Tangible equity (O)	$453,171	$439,489	$429,396	$416,572	$406,447

Assets (P)	$6,176,563	$6,230,763	$5,917,704	$5,864,017	$5,825,704
Less: Goodwill and core deposit intangible	(99,299)	(101,577)	(103,875)	(106,211)	(108,781)
Tangible assets (Q)	$6,077,264	$6,129,186	$5,813,829	$5,757,806	$5,716,923

Period-end equity/assets (GAAP) (N)/(P)	8.94%	8.68%	9.01%	8.92%	8.84%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	7.46%	7.17%	7.39%	7.23%	7.11%
____________________________________
(1) Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
(2) Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

Regulatory Capital and Ratios for the Company
($ in thousands)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Common equity	$552,470	$541,066	$533,271	$522,783	$515,228
Goodwill(1)	(61,300)	(61,362)	(61,397)	(61,460)	(61,523)
Core deposit intangible(2)	(27,280)	(28,991)	(30,572)	(32,313)	(34,235)
DTAs that arise from net operating loss and tax credit carry forwards	—	—	(426)	(2,032)	(5,858)
Accumulated other comprehensive loss	6,333	7,545	5,526	8,260	8,058
Common Equity Tier 1 Capital	470,223	458,258	446,402	435,238	421,670
TRUPS	29,926	29,847	29,768	29,316	29,237
Tier 1 Capital	500,149	488,105	476,170	464,554	450,907
Allowable reserve for credit losses and other Tier 2 adjustments	59,726	59,253	59,806	59,622	58,428
Subordinated notes	44,053	43,870	43,688	43,504	43,322
Total Capital	$603,928	$591,228	$579,664	$567,680	$552,657

Risk-Weighted Assets (“RWA”)	$4,823,833	$4,852,564	$4,816,165	$4,803,230	$4,729,930
Average Assets (“AA”)	6,050,310	6,083,760	5,729,576	5,756,260	5,684,150

Common Tier 1 Capital to RWA	9.75%	9.44%	9.27%	9.06%	8.91%
Tier 1 Capital to RWA	10.37	10.06	9.89	9.67	9.53
Total Capital to RWA	12.52	12.18	12.04	11.82	11.68
Tier 1 Capital to AA (Leverage)(3)	8.27	8.02	8.31	8.07	7.93

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

Regulatory Capital and Ratios for the Bank
($ in thousands)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Common equity	$617,071	$604,261	$595,954	$587,283	$579,520
Goodwill(1)	(61,300)	(61,362)	(61,397)	(61,460)	(61,523)
Core deposit intangible(2)	(27,280)	(28,991)	(30,572)	(32,313)	(34,235)
DTAs that arise from net operating loss and tax credit carry forwards	—	—	—	(767)	(4,326)
Accumulated other comprehensive loss	6,333	7,545	5,526	8,260	8,058
Common Equity Tier 1 Capital	534,824	521,453	509,511	501,003	487,494
Tier 1 Capital	534,824	521,453	509,511	501,003	487,494
Allowable reserve for credit losses and other Tier 2 adjustments	59,726	59,253	59,806	59,622	58,428
Total Capital	$594,550	$580,706	$569,317	$560,625	$545,922

Risk-Weighted Assets (“RWA”)	$4,821,975	$4,851,903	$4,808,058	$4,796,512	$4,723,872
Average Assets (“AA”)	6,050,130	6,077,540	5,721,995	5,750,604	5,679,282
___________________________________
(1)Goodwill is net of deferred tax liability.
(2)Core deposit intangible is net of deferred tax liability.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

($ in thousands)	March 31, 2025	%	December 31, 2024	%	September 30, 2024	%	June 30, 2024	%	March 31, 2024	%
Portfolio Loans by Loan Type
Commercial real estate	$2,544,107	53.2%	$2,557,806	53.6%	$2,535,004	53.5%	$2,546,114	54.1%	$2,531,076	54.5%
Residential real estate	1,325,858	27.8	1,329,406	27.9	1,312,375	27.7	1,280,973	27.2	1,256,925	27.0
Construction	366,218	7.7	335,999	7.0	337,113	7.1	327,875	7.0	299,133	6.4
Commercial	234,499	4.9	237,932	5.0	225,083	4.8	218,987	4.6	229,594	4.9
Consumer	300,007	6.3	303,746	6.4	317,149	6.7	324,480	6.9	325,076	7.0
Credit cards	6,800	0.1	7,099	0.1	7,185	0.2	7,308	0.2	6,921	0.2
Total loans	4,777,489	100.0%	4,771,988	100.0%	4,733,909	100.0%	4,705,737	100.0%	4,648,725	100.0%
Less: Allowance for credit losses	(58,042)		(57,910)		(58,669)		(58,478)		(57,336)
Total loans, net	$4,719,447		$4,714,078		$4,675,240		$4,647,259		$4,591,389

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

($ in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Classified loans
Substandard	$19,434	$24,675	$22,798	$17,409	$13,403
Total classified loans	19,434	24,675	22,798	17,409	13,403
Special mention loans	33,456	33,519	14,385	25,549	27,192
Total classified and special mention loans	$52,890	$58,194	$37,183	$42,958	$40,595

Classified loans	$19,434	$24,675	$22,798	$17,409	$13,403
Other real estate owned	179	179	179	179	179
Repossessed assets	2,429	3,315	306	1,560	1,845
Total classified assets	$22,042	$28,169	$23,283	$19,148	$15,427

Classified assets to total assets	0.36%	0.45%	0.39%	0.33%	0.26%

Nonaccrual loans	$15,402	$21,008	$14,844	$14,837	$12,776
90+ days delinquent accruing	894	294	454	414	1,560
Other real estate owned (“OREO”)	179	179	179	179	179
Repossessed property	2,429	3,315	306	1,560	1,845
Total nonperforming assets	$18,904	$24,796	$15,783	$16,990	$16,360
Accruing borrowers experiencing financial difficulty loans (“BEFD”)	1,642	1,662	—	—	—
Total nonperforming assets and BEFDs modifications	$20,546	$26,458	$15,783	$16,990	$16,360

Nonperforming assets to total assets	0.31%	0.40%	0.27%	0.29%	0.28%

Total assets	$6,176,563	$6,230,763	$5,917,704	$5,864,017	$5,825,704